Exhibit 99.2 an S&P 500 company SUPPLEMENTAL OPERATING S&P High Yield & FINANCIAL DATA Dividend Aristocrats® Q4 2018 index member

Table Of Contents Corporate Overview 3 Financial Summary Consolidated Statements Of Income 4 Funds From Operations (FFO) 5 Adjusted Funds From Operations (AFFO) 6 Consolidated Balance Sheets 7 Debt Summary 8 Debt Maturities 9 Capitalization & Financial Ratios 10 Adjusted EBITDAre & Coverage Ratios 11 Debt Covenants 12 Transaction Summary Investment Summary 13 Disposition Summary 14 Development Pipeline 15 Real Estate Portfolio Summary Tenant Diversification 16 Industry Diversification 17 Geographic Diversification 18 Property Type Composition 19 Same Store Rental Revenue 20 Leasing Data Occupancy 22 Leasing Activity 23 Lease Expirations 24 Earnings Guidance 25 Analyst Coverage 26 This Supplemental Operating & Financial Data should be read in connection with the company's fourth quarter 2018 earnings press release (included as Exhibit 99.1 of the company's Current Report on Form 8-K, filed on February 20, 2019) as certain disclosures, definitions, and reconciliations in such announcement have not been included in this Supplemental Operating & Financial Data. Q4 2018 Supplemental Operating & Financial Data 2

Corporate Overview

REALTY INCOME
The Monthly Dividend Company®

Corporate Profile

Realty Income, The Monthly Dividend Company®, is an S&P 500 company dedicated to providing stockholders with dependable monthly dividends that increase over time. The monthly dividends are supported by the cash flow generated from real estate owned under long-term, net lease agreements with regional and national commercial tenants. Over the past 50 years, Realty Income has been acquiring and managing freestanding commercial properties that generate rental revenue under long-term, net lease agreements.

Portfolio Overview

At December 31, 2018, we owned a diversified portfolio of 5,797 properties located in 49 states and Puerto Rico, with over 93.3 million square feet of leasable space. Our properties are leased to 262 different commercial tenants doing business in 48 separate industries. Approximately 82% of our quarterly rental revenues were generated from retail properties, 12% from industrial properties, and the remaining were from other property types. Our physical occupancy rate as of December 31, 2018 was 98.6%, with a weighted average remaining lease term of approximately 9.2 years. Our minimum contractual annual rent expected to be received on our leases for the next twelve months (excluding percentage rent) is $1.299 billion at December 31, 2018.

Common Stock

Our Common Stock is traded on the New York Stock Exchange under the symbol "O".

		December 31, 2018
Closing price	$	63.04
Shares and units outstanding		304,432,909
Market value of common equity	$	19,191,451,000
Total market capitalization	$	25,711,828,000

Senior Management

Sumit Roy, President & Chief Executive Officer
Paul M. Meurer, Executive VP, Chief Financial Officer and Treasurer
Michael R. Pfeiffer, Executive VP, General Counsel and Secretary
Neil M. Abraham, Executive VP, Chief Strategy Officer
Mark E. Hagan, Executive VP, Chief Investment Officer
Benjamin N. Fox, Executive VP, Asset Management & Real Estate Operations

Credit Ratings

Moody's	A3	Stable Outlook
Standard & Poor's	A-	Stable Outlook
Fitch	BBB+	Stable Outlook

Dividend Information as of February 2019

- Current annualized dividend of $2.706 per share
- Compound average annual dividend growth rate of approximately 4.6%
- 584 consecutive monthly dividends declared
- 85 consecutive quarterly dividend increases

Corporate Headquarters

11995 El Camino Real
San Diego, California 92130
Phone: (858) 284-5000
Website: www.realtyincome.com

Transfer Agent

Computershare
Phone: (877) 218-2434
Website: www.computershare.com

Q4 2018 Supplemental Operating & Financial Data 3

Consolidated Statements Of Income (dollars in thousands, except per share amounts) (unaudited) (unaudited) Three months ended Year ended December 31, December 31, 2018 2017 2018 2017 REVENUE Rental $ 329,405 $ 298,899 $ 1,274,596 $ 1,166,224 Tenant reimbursements 11,776 11,165 46,950 46,082 Other 1,395 590 6,292 3,462 Total revenue 342,576 310,654 1,327,838 1,215,768 EXPENSES Depreciation and amortization 137,711 127,033 539,780 498,788 Interest 70,635 61,477 266,020 247,413 General and administrative 34,178 15,219 84,148 58,446 Property (including reimbursable) 17,732 16,652 66,326 69,480 Income taxes 1,607 3,424 5,340 6,044 Provisions for impairment 1,235 6,679 26,269 14,751 Total expenses 263,098 230,484 987,883 894,922 Gain of sales of real estate 5,825 23,208 24,643 40,898 Loss on extinguishment of debt — (42,426) — (42,426) Net income 85,303 60,952 364,598 319,318 Net income attributable to noncontrolling interests (231) (100) (984) (520) Net income attributable to the Company 85,072 60,852 363,614 318,798 Preferred stock dividends — — — (3,911) Excess of redemption value over carrying value of preferred shares subject to redemption — — — (13,373) Net income available to common stockholders $ 85,072 $ 60,852 $ 363,614 $ 301,514 Net income available to common stockholders per common share: Basic and diluted $ 0.29 $ 0.22 $ 1.26 $ 1.10 Q4 2018 Supplemental Operating & Financial Data 4

Funds From Operations (FFO) (dollars in thousands, except per share amounts)

REALTY INCOME
The Monthly Dividend Company®

The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted FFO per share computations.

We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trusts' (NAREIT's) definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets, plus impairments of depreciable real estate assets, and reduced by gains on property sales. Presentation of the information regarding FFO and AFFO (described on page 6) is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and AFFO in the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to reviewing our cash flows from operating, investing, and financing activities. In addition, FFO and AFFO should not be considered as measures of liquidity, of our ability to make cash distributions, or of our ability to pay interest payments.

	Three months ended December 31,		Year ended December 31,	
	2018	2017	2018	2017
Net income available to common stockholders	$ 85,072	$ 60,852	$ 363,614	$ 301,514
Depreciation and amortization	137,711	127,033	539,780	498,788
Depreciation of furniture, fixtures and equipment	(158)	(118)	(650)	(557)
Provisions for impairment	1,235	6,679	26,269	14,751
Gain on sales of real estate	(5,825)	(23,208)	(24,643)	(40,898)
FFO adjustments allocable to noncontrolling interests	(292)	(250)	(1,113)	(933)
FFO available to common stockholders	$ 217,743	$ 170,988	$ 903,257	$ 772,665
FFO allocable to dilutive noncontrolling interests	473	—	867	877
Diluted FFO	$ 218,216	$ 170,988	$ 904,124	$ 773,542
FFO per common share:				
Basic	$ 0.73	$ 0.61	$ 3.12	$ 2.83
Diluted	$ 0.73	$ 0.61	$ 3.12	$ 2.82
Distributions paid to common stockholders	$ 196,835	$ 179,306	$ 761,582	$ 689,294
FFO available to common stockholders in excess of (less than) distributions paid to common stockholders	$ 20,908	$ (8,318)	$ 141,675	$ 83,371
Weighted average number of common shares used for FFO per share computations:				
Basic	297,730,206	281,923,090	289,427,430	273,465,680
Diluted	298,609,734	282,023,488	289,923,984	273,936,752

Q4 2018 Supplemental Operating & Financial Data 5

Adjusted Funds From Operations (AFFO) (dollars in thousands, except per share amounts)

REALTY INCOME
The Monthly Dividend Company®

The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO and AFFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted AFFO per share computations.

We define AFFO as FFO adjusted for unique revenue and expense items, which the company believes are not as pertinent to the measurement of the company's ongoing operating performance. Most companies in our industry use a similar measurement to AFFO, but they may use the term "CAD" (for Cash Available for Distribution) or "FAD" (for Funds Available for Distribution).

	Three months ended December 31,		Year ended December 31,	
	2018	2017	2018	2017
Net income available to common stockholders	$ 85,072	$ 60,852	$ 363,614	$ 301,514
Cumulative adjustments to calculate FFO [(1)]	132,671	110,136	539,643	471,151
FFO available to common stockholders	217,743	170,988	903,257	772,665
Executive severance charge	18,651	—	18,651	—
Loss on extinguishment of debt	—	42,426	—	42,426
Excess of redemption value over carrying value of Class F preferred share redemption	—	—	—	13,373
Amortization of share-based compensation	2,943	3,305	15,470	13,946
Amortization of deferred financing costs	1,119	1,193	3,991	5,326
Amortization of net mortgage (premiums) discounts	(354)	1,114	(1,520)	(466)
Loss (gain) on interest rate swaps	331	(2,022)	(2,733)	(3,250)
Leasing costs and commissions	(1,076)	(326)	(3,907)	(1,575)
Recurring capital expenditures	(555)	(376)	(1,084)	(912)
Straight-line rent	(6,480)	(4,859)	(24,687)	(17,191)
Amortization of above and below-market leases	4,427	3,800	16,852	14,013
Other adjustments	64	69	268	283
Total AFFO available to common stockholders	$ 236,813	$ 215,312	$ 924,558	$ 838,638
AFFO allocable to dilutive noncontrolling interests	487	293	901	1,178
Diluted AFFO	$ 237,300	$ 215,605	$ 925,459	$ 839,816
AFFO per common share:				
Basic	$ 0.80	$ 0.76	$ 3.19	$ 3.07
Diluted	$ 0.79	$ 0.76	$ 3.19	$ 3.06
Distributions paid to common stockholders	$ 196,835	$ 179,306	$ 761,582	$ 689,294
AFFO available to common stockholders in excess of distributions paid to common stockholders	$ 39,978	$ 36,006	$ 162,976	$ 149,344
Weighted average number of common shares used for AFFO per share computations:				
Basic	297,730,206	281,923,090	289,427,430	273,465,680
Diluted	298,609,734	282,428,692	289,923,984	274,024,934

(1) See reconciling items for FFO presented under "Funds from Operations (FFO)."

Q4 2018 Supplemental Operating & Financial Data 6

Consolidated Balance Sheets (dollars in thousands , except per share amounts) December 31, 2018 December 31, 2017 ASSETS (unaudited) Real estate, at cost: Land $ 4,682,660 $ 4,080,400 Buildings and improvements 11,858,806 10,936,069 Total real estate, at cost 16,541,466 15,016,469 Less accumulated depreciation and amortization (2,714,534) (2,346,644) Net real estate held for investment 13,826,932 12,669,825 Real estate held for sale, net 16,585 6,674 Net real estate 13,843,517 12,676,499 Cash and cash equivalents 10,387 6,898 Accounts receivable, net 144,991 119,533 Lease intangible assets, net 1,199,597 1,194,930 Goodwill 14,630 14,970 Other assets, net 47,361 45,336 Total assets $ 15,260,483 $ 14,058,166 LIABILITIES AND EQUITY Distributions payable $ 67,789 $ 60,799 Accounts payable and accrued expenses 133,765 109,523 Lease intangible liabilities, net 310,866 268,796 Other liabilities 127,109 116,869 Line of credit payable 252,000 110,000 Term loans, net 568,610 445,286 Mortgages payable, net 302,569 325,941 Notes payable, net 5,376,797 5,230,244 Total liabilities 7,139,505 6,667,458 Stockholders’ equity: Common stock and paid in capital, par value $0.01 per share, 370,100,000 shares authorized, 303,742,090 shares issued and outstanding as of December 31, 2018 and 284,213,685 shares issued and outstanding as of December 31, 2017 10,754,495 9,624,264 Distributions in excess of net income (2,657,655) (2,252,763) Accumulated other comprehensive loss (8,098) — Total stockholders’ equity 8,088,742 7,371,501 Noncontrolling interests 32,236 19,207 Total equity 8,120,978 7,390,708 Total liabilities and equity $ 15,260,483 $ 14,058,166 Q4 2018 Supplemental Operating & Financial Data 7

Debt Summary (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

	Maturity Date as of December 31, 2018	Principal Balance as of December 31, 2018	% of Debt	Interest Rate as of December 31, 2018	Weighted Average Years until Maturity
Credit Facility					
Credit Facility [(1)]	March 24, 2023	$ 252,000	3.9%	3.25%	4.2 years
Unsecured Term Loans					
Term Loan - Tau [(2)]	January 4, 2019	70,000	1.1%	3.25%	0.0 years
Term Loan - Realty Income 2020 [(3)]	June 30, 2020	250,000	3.8%	2.62%	1.5 years
Term Loan - Realty Income 2024 [(4)]	March 24, 2024	250,000	3.8%	3.89%	5.2 years
	Principal amount	570,000	8.7%	3.25% [(7)]	3.0 years
Deferred financing costs		(1,390)			
	Carrying value	568,610			
Senior Unsecured Notes and Bonds					
5.750% Notes due 2021	January 15, 2021	250,000	3.8%	5.75%	
3.250% Notes due 2022	October 15, 2022	950,000	14.6%	3.25%	
4.650% Notes due 2023	August 1, 2023	750,000	11.5%	4.65%	
3.875% Notes due 2024	July 15, 2024	350,000	5.4%	3.88%	
3.875% Notes due 2025	April 15, 2025	500,000	7.7%	3.88%	
4.125% Notes due 2026	October 15, 2026	650,000	10.0%	4.13%	
3.000% Notes due 2027	January 15, 2027	600,000	9.2%	3.00%	
3.650% Notes due 2028	January 15, 2028	550,000	8.4%	3.65%	
5.875% Bonds due 2035	March 15, 2035	250,000	3.8%	5.88%	
4.650% Notes due 2047	March 15, 2047	550,000	8.4%	4.65%	
	Principal amount	5,400,000	82.8%	4.04% [(7)]	8.7 years
Unamortized net premiums and deferred financing costs		(23,203)			
	Carrying value	5,376,797			
Mortgages Payable					
26 mortgages on 60 properties	September 2019 - June 2032	298,377 [(5)]	4.6%	5.12%	3.2 years
Unamortized net premiums and deferred financing costs		4,192			
	Carrying value	302,569			
	TOTAL DEBT	**$ 6,520,377** [(6)]		**3.99%** [(7)]	**7.8 years**
	Fixed Rate	**$ 6,182,383**	**95%**		
	Variable Rate	**$ 337,995**	**5%**		

(1) We have a $3.0 billion unsecured revolving credit facility with an initial term that expires in March 2023. It includes, at our election, two six-month extension options, at a cost of 0.0625% of the facility commitment, or $1.875 million per option. The credit facility also has a $1.0 billion expansion option. As of December 31, 2018, approximately $2.75 billion was available on the credit facility.

(2) Borrowing under the term loan bears interest at all-in drawn pricing of 90 basis points over LIBOR. In January 2018, we entered into a six-month extension of this loan, which included, at our option, two additional six-month extensions. In June 2018, we exercised our first six-month extension option of this loan. In January 2019, we paid all of the outstanding principal and interest on this loan.

(3) Borrowing under the term loan has been swapped to fixed and bears interest at an all-in rate of 2.62%.

(4) Borrowing under the term loan has been swapped to fixed and bears interest at an all-in rate of 3.89%.

(5) The mortgages payable are at fixed interest rates, except for mortgages totaling $16.0 million as of December 31, 2018.

(6) Excludes non-cash unamortized net original issuance premiums recorded on the senior unsecured notes and bonds, non-cash unamortized net premiums recorded on the mortgages payable, and deferred financing costs on the term loans, notes and bonds, and mortgages payable.

(7) The totals are calculated as the weighted average interest rate as of December 31, 2018 for each respective category.

Q4 2018 Supplemental Operating & Financial Data 8

Debt Maturities as of December 31, 2018 (dollars in millions) Debt Maturities Year of Credit Term Mortgages Senior Unsecured Weighted Average Maturity Facility Loans (1) Payable Notes and Bonds Total Interest Rate (2) 2019 $ — $ 70.0 $ 20.7 $ — $ 90.7 3.69% 2020 — 250.0 82.4 — 332.4 3.21% 2021 — — 67.0 250.0 317.0 5.73% 2022 — — 109.7 950.0 1,059.7 3.43% 2023 252.0 — 6.7 750.0 1,008.7 4.65% Thereafter — 250.0 11.9 3,450.0 3,711.9 4.00% Totals $ 252.0 $ 570.0 $ 298.4 $ 5,400.0 $ 6,520.4 (1) In January 2019, we paid all outstanding principal and interest on the $70.0 million term loan. (2) Weighted average interest rate for 2023 excludes the credit facility. Mortgages Payable Maturities by Quarter  Year of First Second Third Fourth Weighted Average Maturity Quarter Quarter Quarter Quarter Total Interest Rate 2019 $ 1.2 $ 1.3 $ 17.0 $ 1.2 $ 20.7 4.78% 2020 1.2 1.2 12.6 67.4 82.4 4.99% 2021 18.2 17.7 30.7 0.4 67.0 5.65% 2022 0.4 10.0 61.6 37.7 109.7 4.98% 2023 0.3 5.9 0.3 0.2 6.7 4.11% Thereafter — — — 11.9 11.9 5.69% Totals $ 21.3 $ 36.1 $ 122.2 $ 118.8 $ 298.4 Q4 2018 Supplemental Operating & Financial Data 9

Capitalization & Financial Ratios (dollars in thousands, except per share amounts) Capitalization as of December 31, 2018 Capital Structure as of December 31, 2018 Principal Debt Balance Credit Facility $ 252,000 Unsecured Term Loans 570,000 Senior Unsecured Notes and Bonds 5,400,000 Mortgages Payable 298,377 Total Debt $ 6,520,377 Shares / Equity Units Stock Price Market Value Common Stock (NYSE: "O") 303,742,090 $ 63.04 $ 19,147,902 Common Units (1) 690,819 $ 63.04 $ 43,549 Total Equity $ 19,191,451 Total Market Capitalization (2) $ 25,711,828   Debt/Total Market Capitalization (2) 25.4% (1) In January 2019, we redeemed all remaining 317,022 common partnership units of Tau Operating Partnership, L.P. (2) Our enterprise value was $25,701,441 (total market capitalization less cash on hand). The percentage for Liquidity as of December 31, 2018 debt to enterprise value is materially consistent with that presented for total market capitalization. Cash on Hand $ 10,387 Dividend Data Availability under Credit Facility 2,748,000 $ 2,758,387 Year-over-Year 2018 2017 Growth Rate Common Dividend Paid per Share $ 2.631 $ 2.527 4.1% AFFO per Share (diluted) $ 3.19 $ 3.06 4.2% AFFO Payout Ratio 82.5% 82.6% Q4 2018 Supplemental Operating & Financial Data 10

Adjusted EBITDAre & Coverage Ratios (dollars in thousands) Reconciliation of Net Income to Adjusted EBITDAre (1) Three months ended December 31, 2018 Debt Service & Fixed Charge Coverage (4) Net income $ 85,303 Interest 70,635 Income taxes 1,607 Depreciation and amortization 137,711 Executive severance charge (2) 18,651 Impairment loss 1,235 Gain on sales of real estate (5,825) Quarterly Adjusted EBITDAre $ 309,317 Annualized Adjusted EBITDAre $ 1,237,268 Debt/Adjusted EBITDAre (3) 5.3 (1) The National Association of Real Estate Investment Trust (NAREIT) came to the conclusion that a NAREIT-defined EBITDA metric for real estate companies (i.e., EBITDA for real estate, or EBITDAre) would provide investors with a consistent measure to help make investment decisions among REITs. We have re-labeled our Adjusted EBITDA to “Adjusted EBITDAre” in order to be consistent with the NAREIT definition, other than the one-time executive severance charge described below. We define Adjusted EBITDAre, a non-GAAP financial measure, for the most recent quarter, as earnings (net income) before (i) interest expense, including non-cash gain on swaps, (ii) income and franchise taxes, (iii) real estate depreciation and amortization, (iv) impairment losses, (v) gain on sales of real estate, and (vi) executive severance charge (as described in the Adjusted Funds from Operations section). Our Adjusted EBITDAre may not be comparable to Adjusted EBITDAre reported by other companies or as defined by NAREIT, and other companies may interpret or define Adjusted EBITDAre differently than we do. Management believes Adjusted EBITDAre to be a meaningful measure of a REIT’s performance because it is widely followed by industry analysts, lenders and investors. Management also believes the use of an annualized quarterly Adjusted EBITDAre metric is meaningful because it represents the company’s current earnings run rate for the period presented. The ratio of our total debt to our annualized quarterly Adjusted EBITDAre is also used to determine vesting of performance share awards granted to our executive officers. Adjusted EBITDAre should be considered along with, but not as an alternative to net income as a measure of our operating performance. Our ratio of debt to Adjusted EBITDAre, which is used by management as a measure of leverage, is calculated by annualizing quarterly Adjusted EBITDAre and then dividing by our total debt per the consolidated balance sheet. (2) Reflects an $18.7 million severance charge for our former CEO upon his departure in October 2018. (3) Our ratio of debt to adjusted EBITDAre, which is used by management as a measure of leverage, is calculated by annualizing quarterly adjusted EBITDAre and then dividing by our total debt per the consolidated balance sheet. (4) Fixed charge coverage is calculated in the same manner as the debt service coverage, except that preferred stock dividends are also added to the denominator. Since we redeemed our Class F preferred stock in April 2017, our fixed charge coverage is equivalent to our debt service coverage. Refer to footnote 1 on page 12 for a detailed description of the calculation of debt service and fixed charge coverage. Q4 2018 Supplemental Operating & Financial Data 11

Debt Covenants As of December 31, 2018 The following is a summary of the key financial covenants for our senior unsecured notes and bonds, as defined and calculated per their terms. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show our ability to incur additional debt under the terms of our senior unsecured notes and bonds as well as to disclose our current compliance with such covenants, and are not measures of our liquidity or performance. Required Actuals Limitation on incurrence of total debt ≤ 60% of adjusted undepreciated assets 39.2% Limitation on incurrence of secured debt ≤ 40% of adjusted undepreciated assets 1.9% Debt service and fixed charge coverage (trailing 12 months) (1) ≥ 1.5x 4.4x Maintenance of total unencumbered assets ≥ 150% of unsecured debt 258.4% (1) Our debt service coverage ratio is calculated on a pro forma basis for the preceding four-quarter period on the assumptions that: (i) the incurrence of any Debt (as defined in the covenants) incurred by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four quarter period), (ii) the repayment or retirement of any of our Debt since the first day of such four-quarter period, and (iii) any acquisition or disposition by us of any asset or group since the first day of such four quarters had in each case occurred on January 1, 2018, and subject to certain additional adjustments.  Such pro forma ratio has been prepared on the basis required by that debt service covenant, reflects various estimates and assumptions and is subject to other uncertainties, and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (i), (ii) and (iii) of the preceding sentence occurred as of January 1, 2018, nor does it purport to reflect our debt service coverage ratio for any future period. Our fixed charge coverage is calculated in the same manner as our debt service coverage, except that preferred stock dividends are also added to the denominator; since we redeemed our Class F preferred dividends in April 2017, our fixed charge coverage ratio is equivalent to our debt service coverage. Q4 2018 Supplemental Operating & Financial Data 12

Investment Summary (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

First Quarter 2018

	Number of Properties		Investment	Cash Rents	Leasable Square Feet	Cash Capitalization Rate [1]	Weighted Average Lease Term (Years)
New Property Acquisitions	168	$	506,040	$ 31,268	851,528	6.2%	14.0
Properties under Development [2]	6		3,767	254	102,728	6.7%	12.7
Total Real Estate Investments	174	$	509,807	$ 31,522	954,256	6.2%	14.0

Approximately 85% of the annualized revenue generated by these investments is from investment grade tenants [3]

Second Quarter 2018

	Number of Properties		Investment	Cash Rents	Leasable Square Feet	Cash Capitalization Rate [1]	Weighted Average Lease Term (Years)
New Property Acquisitions	180	$	286,473	$ 18,491	989,707	6.5%	14.2
Properties under Development [2]	10		60,551	4,028	894,339	6.7%	10.7
Total Real Estate Investments	190	$	347,024	$ 22,519	1,884,046	6.5%	13.6

Approximately 52% of the annualized revenue generated by these investments is from investment grade tenants [3]

Third Quarter 2018

	Number of Properties		Investment	Cash Rents	Leasable Square Feet	Cash Capitalization Rate [1]	Weighted Average Lease Term (Years)
New Property Acquisitions	232	$	603,141	$ 38,176	1,355,269	6.3%	15.3
Properties under Development [2]	6		5,392	433	86,812	8.0%	12.0
Total Real Estate Investments	238	$	608,533	$ 38,609	1,442,081	6.3%	15.3

Approximately 62% of the annualized revenue generated by these investments is from investment grade tenants [3]

Fourth Quarter 2018

	Number of Properties		Investment	Cash Rents	Leasable Square Feet	Cash Capitalization Rate [1]	Weighted Average Lease Term (Years)
New Property Acquisitions	170	$	321,478	$ 20,819	903,834	6.5%	16.2
Properties under Development [2]	10		10,616	830	17,650	7.8%	16.6
Total Real Estate Investments	180	$	332,094	$ 21,649	921,484	6.5%	16.2

Approximately 24% of the annualized revenue generated by these investments is from investment grade tenants [3]

2018

	Number of Properties		Investment	Cash Rents	Leasable Square Feet	Cash Capitalization Rate [1]	Weighted Average Lease Term (Years)
New Property Acquisitions	750	$	1,717,132	$ 108,754	4,100,338	6.3%	14.9
Properties under Development [2]	14		80,326	5,545	1,101,529	6.9%	12.3
Total Real Estate Investments	764	$	1,797,458	$ 114,299	5,201,867	6.4%	14.8

Approximately 59% of the annualized revenue generated by these investments is from investment grade tenants [3]

[1] Cash capitalization rates are computed as contractual cash net operating income for the first twelve months following the acquisition date, divided by the total cost of the property (including all expenses borne by Realty Income).

[2] Includes investments during the period in new development and development of existing properties. Cash rents noted reflect total cash rents to be received on this investment amount upon completion of the properties under development.

[3] Refer to footnote 2 on page 16 for our definition of investment grade tenants.

Q4 2018 Supplemental Operating & Financial Data 13

Disposition Summary (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

First Quarter 2018

	Number of Properties	Original Investment	Net Book Value	Net Proceeds	Cash Capitalization Rate [1]
Occupied	3	$ 6,635	$ 5,651	$ 8,448	6.6%
Vacant	11	$ 15,405	$ 4,875	$ 5,331	—
Total Real Estate Dispositions	14	$ 22,040	$ 10,526	$ 13,779	

The unlevered internal rate of return on properties sold during the first quarter was 7.3%

Second Quarter 2018

	Number of Properties	Original Investment	Net Book Value	Net Proceeds	Cash Capitalization Rate [1]
Occupied	10	$ 16,576	$ 14,305	$ 19,522	7.1%
Vacant	16	$ 26,936	$ 11,379	$ 14,225	—
Total Real Estate Dispositions	26	$ 43,512	$ 25,684	$ 33,747	

The unlevered internal rate of return on properties sold during the second quarter was 8.3%

Third Quarter 2018

	Number of Properties	Original Investment	Net Book Value	Net Proceeds	Cash Capitalization Rate [1]
Occupied	10	$ 18,899	$ 16,167	$ 23,297	8.3%
Vacant	10	$ 29,295	$ 11,438	$ 12,201	—
Total Real Estate Dispositions	20	$ 48,194	$ 27,605	$ 35,498	

The unlevered internal rate of return on properties sold during the third quarter was 7.8%

Fourth Quarter 2018

	Number of Properties	Original Investment	Net Book Value	Net Proceeds [2]	Cash Capitalization Rate [1]
Occupied	63	$ 82,486	$ 50,671	$ 54,115	15.2%
Vacant	4	$ 4,500	$ 1,422	$ 2,358	—
Total Real Estate Dispositions	67	$ 86,986	$ 52,093	$ 56,473	

The unlevered internal rate of return on properties sold during the fourth quarter was 8.3%

2018

	Number of Properties	Original Investment	Net Book Value	Net Proceeds [2]	Cash Capitalization Rate [1]
Occupied	86	$ 124,596	$ 86,794	$ 105,382	11.5%
Vacant	41	$ 76,136	$ 29,114	$ 34,115	—
Total Real Estate Dispositions	127	$ 200,732	$ 115,908	$ 139,497	

The unlevered internal rate of return on properties sold during 2018 was 8.1%

[1] Cash capitalization rates are computed as annualized current month contractual cash net operating income, divided by the net proceeds received upon sale of the property (including all expenses borne by Realty Income).

[2] Data excludes properties sold as a result of eminent domain activities. During the fourth quarter of 2018 we were awarded net proceeds of $2,790,000 related to one eminent domain transaction.

Q4 2018 Supplemental Operating & Financial Data 14

Development Pipeline (dollars in thousands) Investment Retail Number of Properties to Date Remaining Investment Total Commitment Percent Leased (2) New development (1) 4 $ 18,558 $ 7,144 $ 25,702 100% Development of existing properties 1 $ 1,056 $ 1,088 $ 2,144 100% 5 $ 19,614 $ 8,232 $ 27,846 Investment Non-Retail Number of Properties to Date Remaining Investment Total Commitment Percent Leased (2) New development (1) — $ — $ — $ — — Development of existing properties 2 $ 6,948 $ 15,399 $ 22,347 100% 2 $ 6,948 $ 15,399 $ 22,347 Investment Total Number of Properties to Date Remaining Investment Total Commitment Percent Leased (2) New development (1) 4 $ 18,558 $ 7,144 $ 25,702 100% Development of existing properties 3 $ 8,004 $ 16,487 $ 24,491 100% 7 $ 26,562 $ 23,631 $ 50,193 (1) Includes build-to-suit developments and forward take-out commitments on development properties with leases in place. (2) Estimated rental revenue commencement dates on properties under development are between February 2019 and September 2019. Q4 2018 Supplemental Operating & Financial Data 15

Tenant Diversification

REALTY INCOME
The Monthly Dividend Company®

Top 20 Tenants

Our 20 largest tenants based on percentage of total portfolio annualized rental revenue at December 31, 2018 include the following:

Tenant	Number of Leases	% of Revenue	Investment Grade Ratings (S&P/Moody's/Fitch)
Walgreens	219	6.3%	BBB/Baa2/BBB
7-Eleven	398	5.5%	AA-/Baa1/-
FedEx	42	4.8%	BBB/Baa2/-
Dollar General	576	3.9%	BBB/Baa2/-
LA Fitness	54	3.7%	-
Dollar Tree / Family Dollar	468	3.4%	BBB-/Baa3/-
AMC Theatres	32	3.3%	-
Walmart / Sam's Club	51	2.8%	AA/Aa2/AA
Circle K (Couche-Tard)	297	2.3%	BBB/Baa2/-
BJ's Wholesale Clubs	15	2.0%	-
Treasury Wine Estates	17	1.9%	-
CVS Pharmacy	85	1.9%	BBB/Baa2/-
Life Time Fitness	11	1.9%	-
Regal Cinemas	24	1.7%	-
GPM Investments / Fas Mart	210	1.6%	-
Super America (Marathon)	132	1.6%	BBB/Baa2/BBB
TBC Corporation (Sumitomo)	159	1.4%	A-/Baa1/-
Kroger	17	1.4%	BBB/Baa1/-
Rite Aid	51	1.2%	-
Home Depot	15	1.2%	A/A2/A
Total	2,873	53.8%	

Weighted Average EBITDAR/Rent Ratio on Retail Properties	2.9x [1]
Median EBITDAR/Rent Ratio on Retail Properties	2.7x [1]

[1] Based on an analysis of the most recently provided information from all retail tenants that provide such information. We do not independently verify the information we receive from our retail tenants.

Investment Grade Tenants[2]:

Number of Leases	3,100
Percentage of Annualized Rents	51%
Weighted Average Annual Growth Rate on Leases [3]	1.1%


38%
44%
5%
13%
Investment Grade, Retail
Non-Investment Grade or Non-Rated, Retail
Investment Grade, Non-Retail
Non-Investment Grade or Non-Rated, Non-Retail

[2] We define investment grade tenants as tenants with a credit rating of Baa3/BBB- or higher from one of the three major rating agencies (Moody's/S&P/Fitch). 51% of our annualized rental revenue is generated from properties leased to investment grade tenants, including approximately 9% from properties leased to subsidiaries of investment grade companies. Refer to page 19 for investment grade composition by property type.

[3] Excludes leases with percentage rent. For leases with increases that are based on the growth of the consumer price index ("CPI"), we assume CPI grows at 1.5% annually.

Q4 2018 Supplemental Operating & Financial Data 16

Industry Diversification  Percentage of Rental Revenue For the Quarter Ended For the Year Ended December 31, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2018 2018 2017 2016 2015 2014 Aerospace 0.8% 0.8% 0.9% 1.0% 1.1% 1.2% Apparel stores 1.2 1.3 1.6 1.9 2.0 2.0 Automotive collision services 0.9 0.9 1.0 1.0 1.0 0.8 Automotive parts 1.7 1.7 1.3 1.3 1.4 1.3 Automotive service 2.2 2.2 2.2 1.9 1.9 1.8 Automotive tire services 2.3 2.4 2.6 2.7 2.9 3.2 Beverages 2.4 2.5 2.7 2.6 2.7 2.8 Child care 1.7 1.7 1.8 1.9 2.0 2.2 Consumer appliances 0.5 0.5 0.5 0.5 0.6 0.5 Consumer electronics 0.3 0.3 0.3 0.3 0.3 0.3 Consumer goods 0.7 0.7 0.8 0.9 0.9 0.9 Convenience stores 12.4 11.2 9.6 8.7 9.2 10.1 Crafts and novelties 0.7 0.7 0.6 0.6 0.6 0.6 Diversified industrial 0.8 0.8 0.9 0.9 0.8 0.5 Dollar stores 7.4 7.5 7.9 8.6 8.9 9.6 Drug stores 9.8 10.2 10.9 11.2 10.6 9.5 Education 0.3 0.3 0.3 0.3 0.3 0.4 Electric utilities 0.1 0.1 0.1 0.1 0.1 0.1 Entertainment 0.4 0.4 0.4 0.5 0.5 0.5 Equipment services 0.4 0.4 0.4 0.6 0.5 0.6 Financial services 2.3 2.3 2.4 1.8 1.7 1.8 Food processing 0.5 0.5 0.6 1.1 1.2 1.4 General merchandise 2.3 2.3 2.0 1.8 1.7 1.5 Government services 0.9 0.9 1.0 1.1 1.2 1.3 Grocery stores 4.9 5.0 4.4 3.1 3.0 3.0 Health and beauty 0.3 0.2 * * * * Health and fitness 7.2 7.4 7.5 8.1 7.7 7.0 Health care 1.5 1.5 1.4 1.5 1.7 1.8 Home furnishings 0.8 0.8 0.9 0.8 0.9 0.9 Home improvement 2.9 3.0 2.6 2.5 2.4 1.7 Insurance 0.1 0.1 0.1 0.1 0.1 0.1 Jewelry 0.1 0.1 0.1 0.1 0.1 0.1 Machinery 0.1 0.1 0.1 0.1 0.1 0.2 Motor vehicle dealerships 1.7 1.9 2.1 1.9 1.6 1.6 Office supplies 0.2 0.2 0.2 0.3 0.3 0.4 Other manufacturing 0.7 0.7 0.8 0.8 0.7 0.7 Packaging 1.1 1.1 1.0 0.8 0.8 0.8 Paper 0.1 0.1 0.1 0.1 0.1 0.1 Pet supplies and services 0.5 0.5 0.6 0.6 0.7 0.7 Restaurants - casual dining 3.4 3.2 3.8 3.9 3.8 4.3 Restaurants - quick service 6.2 5.7 5.1 4.9 4.2 3.7 Shoe stores 0.5 0.5 0.6 0.7 0.7 0.9 Sporting goods 1.0 1.1 1.4 1.6 1.8 1.6 Telecommunications 0.6 0.6 0.6 0.6 0.7 0.7 Theaters 5.4 5.5 5.0 4.9 5.1 5.3 Transportation services 4.8 5.0 5.4 5.5 5.4 5.2 Wholesale clubs 2.8 3.0 3.3 3.6 3.8 4.1 Other 0.1 0.1 0.1 0.2 0.2 0.2 Totals 100% 100% 100% 100% 100% 100% * Less than 0.1% Q4 2018 Supplemental Operating & Financial Data 17

Geographic Diversification (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

State	Number of Properties	Percent Leased	Approximate Leasable Square Feet	Rental Revenue for the Quarter Ended December 31, 2018 [1]	Percentage of Rental Revenue
Alabama	169	98%	1,589,700	$ 5,958	1.8%
Alaska	3	100	274,600	523	0.2
Arizona	117	100	1,821,000	6,848	2.1
Arkansas	86	100	922,300	2,288	0.7
California	193	100	6,031,800	28,977	8.8
Colorado	95	97	1,530,600	5,300	1.6
Connecticut	19	95	508,500	2,022	0.6
Delaware	18	100	93,000	750	0.2
Florida	398	98	4,196,800	18,672	5.7
Georgia	268	99	4,299,800	13,397	4.1
Idaho	12	100	87,000	418	0.1
Illinois	265	99	5,933,500	19,674	6.0
Indiana	189	98	2,220,400	9,087	2.8
Iowa	40	95	3,034,800	4,403	1.3
Kansas	110	96	1,931,800	5,042	1.5
Kentucky	80	100	1,695,300	4,689	1.4
Louisiana	115	97	1,588,000	5,144	1.6
Maine	18	100	203,700	1,225	0.4
Maryland	37	97	1,017,500	4,891	1.5
Massachusetts	58	91	656,500	2,833	0.9
Michigan	184	99	1,961,400	7,082	2.2
Minnesota	164	100	2,134,500	10,374	3.2
Mississippi	154	95	1,720,600	4,864	1.5
Missouri	176	97	2,775,500	8,719	2.7
Montana	11	100	87,000	498	0.2
Nebraska	43	98	780,100	1,981	0.6
Nevada	24	100	1,196,900	2,218	0.7
New Hampshire	13	100	296,400	1,372	0.4
New Jersey	73	97	998,400	5,731	1.7
New Mexico	34	100	366,400	1,105	0.3
New York	125	100	2,838,400	15,670	4.8
North Carolina	186	99	2,812,200	8,861	2.7
North Dakota	6	100	117,700	212	0.1
Ohio	304	100	6,962,500	17,416	5.3
Oklahoma	168	100	1,775,300	4,990	1.5
Oregon	28	96	593,300	2,291	0.7
Pennsylvania	223	99	2,295,500	10,766	3.3
Rhode Island	3	100	158,000	814	0.2
South Carolina	175	99	1,683,100	7,651	2.3
South Dakota	15	100	195,200	472	0.1
Tennessee	251	98	3,589,800	10,930	3.3
Texas	712	99	10,614,100	37,695	11.5
Utah	22	100	933,000	2,264	0.7
Vermont	2	100	88,000	365	0.1
Virginia	212	98	3,129,000	10,057	3.1
Washington	47	98	755,700	2,987	0.9
West Virginia	25	100	418,100	1,471	0.4
Wisconsin	117	99	2,383,700	7,029	2.1
Wyoming	6	100	54,700	296	0.1
Puerto Rico	4	100	28,300	149	*
Totals\Average	5797	99%	93,379,400	$ 328,471	100%

* Less than 0.1%

[1] Includes rental revenue for all properties owned at December 31, 2018. Excludes rental revenue of $934 from sold properties.

Q4 2018 Supplemental Operating & Financial Data 18

Property Type Composition (dollars in thousands) Percentage of Rental Percentage of Rental Revenue for Revenue for the Annualized Revenue Approximate Leasable the Quarter Ended Quarter Ended from Investment Property Type Number of Properties Square Feet December 31, 2018 (1) December 31, 2018 Grade Tenants (2) Retail 5,623 63,297,600 $ 268,258 81.7% 46.5% Industrial 117 26,793,100 39,922 12.1 78.9 Office 42 3,104,200 13,652 4.2 85.4 Agriculture 15 184,500 6,639 2.0 — Totals 5,797 93,379,400 $ 328,471 100% (1) Includes rental revenue for all properties owned at December 31, 2018. Excludes rental revenue of $934 from sold properties. (2) Refer to footnote 2 on page 16 for our definition of investment grade tenants. Q4 2018 Supplemental Operating & Financial Data 19

Same Store Rental Revenue
(dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Fourth Quarter 2018

Same Store Rental Revenue

Number of Properties		4,629
Square Footage		78,078,942
Q4 2018	$	272,100
Q4 2017	$	270,006
Increase (in dollars)	$	2,094
Increase (percent)		0.8%

Top 3 Industries Contributing to the Change

Industry		Quarter ended December 31, 2018		Quarter ended December 31, 2017		Net Change	% Change by Industry
Health and Fitness	$	21,095	$	20,794	$	301	1.4%
Convenience Stores		27,846		27,578		268	1.0%
Drug Stores		30,214		29,979		235	0.8%

2018

Same Store Rental Revenue

Number of Properties		4,629
Square Footage		78,078,942
2018	$	1,084,183
2017	$	1,074,641
Increase (in dollars)	$	9,542
Increase (percent)		0.9%

Top 3 Industries Contributing to the Change

Industry		Year ended December 31, 2018		Year ended December 31, 2017		Net Change	% Change by Industry
Health and Fitness	$	84,005	$	82,761	$	1,244	1.5%
Convenience Stores		110,983		110,085		898	0.8%
Grocery Stores		40,080		39,184		896	2.3%

Same Store Pool Defined

For purposes of determining the properties used to calculate our same store rental revenue pool, we include all properties that we owned for the entire year-to-date period, for both the current and prior year except for properties during the current or prior year that were:

(i) vacant at any time,

(ii) under development or redevelopment, or

(iii) involved in eminent domain and rent was reduced.

Rental revenue amounts presented in our same store rent calculation exclude straight-line rent and the amortization of above and below-market leases.

Same Store Rental Revenue for All Properties Owned [1]

Number of Properties		4,757
2018	$	1,107,838
2017	$	1,102,277
Increase (in dollars)	$	5,561
Increase (percent)		0.5%

[1] Includes revenue generated from all properties owned continuously from January 1, 2017 through December 31, 2018.

Q4 2018 Supplemental Operating & Financial Data 20

Same Store Rental Revenue (dollars in thousands) Same Store Rental Revenue by Property Type Fourth Quarter 2018 Quarter ended Quarter ended Net % Change by Property Type December 31, 2018 December 31, 2017 Change Property Type Retail $ 217,046 $ 215,633 $ 1,413 0.7% Industrial 36,082 35,614 468 1.3% Office 13,437 13,292 145 1.1% Agriculture 5,535 5,467 68 1.3% Total $ 272,100 $ 270,006 $ 2,094 0.8% 2018 Year ended Year ended Net % Change by Property Type December 31, 2018 December 31, 2017 Change Property Type Retail $ 863,688 $ 855,980 $ 7,708 0.9% Industrial 143,813 142,741 1,072 0.8% Office 53,559 53,069 490 0.9% Agriculture 23,123 22,851 272 1.2% Total $ 1,084,183 $ 1,074,641 $ 9,542 0.9% Q4 2018 Supplemental Operating & Financial Data 21

Occupancy By Property Change in Occupancy Occupied Properties 5,717 Vacant Properties at 9/30/18 71 Total Properties 5,797 Occupancy 98.6% Expiration Activity (1) + 76 Leasing Activity (2) - 62 By Square Footage Vacant Property Sales Activity (3) - 5 Occupied Square Footage 92,290,878 Total Square Footage 93,379,426 Vacant Properties at 12/31/18 80 Occupancy 98.8% (1) Includes scheduled and unscheduled expirations (including leases rejected in bankruptcy), as well as future expirations resolved in the current quarter. By Rental Revenue (Economic Occupancy) (2) Includes 60 expirations that were re-leased to the same tenants without Quarterly Rental Revenue $ 323,217,738 vacancy and two that were re-leased to new tenants after a period of vacancy. See page 23 for additional detail on re-leasing activity. Quarterly Vacant Rental Revenue(1) $ 3,256,500 (3) Includes three properties that were vacant at the beginning of the quarter. Occupancy 99.0% (1) Based on contractual monthly rents received immediately preceding the date of vacancy. Occupancy by Number of Properties Q4 2018 Supplemental Operating & Financial Data 22

Leasing Activity (dollars in thousands) Re-leased to New Tenant Allocation Based on Number of Leases Re-leased to Without After a Period Re-leasing Q4 2018 Same Tenant Vacancy of Vacancy Totals Prior Cash Rents $ 7,934 $ — $ 612 $ 8,546 New Cash Rents* $ 7,784 $ — $ 225 $ 8,009 Recapture Rate 98.1% — 36.8% 93.7% Number of Leases 60 — 2 62 Average Months Vacant — — 13.2 0.4 Lease Incentives(1) $ — $ — $ — $ — *Percentage of Total Annualized Portfolio Rental Revenue: 0.8% Re-leased to New Tenant Re-leased to Without After a Period Re-leasing 2018 Same Tenant Vacancy of Vacancy Totals Prior Cash Rents $ 39,584 $ 160 $ 4,917 $ 44,661 New Cash Rents* $ 41,980 $ 187 $ 3,987 $ 46,154 Recapture Rate 106.1% 116.6% 81.1% 103.3% Number of Leases 215 3 10 228 Average Months Vacant — — 17.4 0.8 Lease Incentives(1) $ — $ — $ 175 $ 175 *Percentage of Total Annualized Portfolio Rental Revenue: 3.5% (1) Lease incentives are defined as capital outlays made on behalf of a tenant which are specific to the tenant’s use and benefit, and are not capitalized as improvements to the property. Q4 2018 Supplemental Operating & Financial Data 23

Lease Expirations (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Our leases have a weighted average remaining lease term of approximately 9.2 years.

Total Portfolio (1)					
	Expiring Leases		Approx. Leasable	Rental	% of Rental
Year	Retail	Non-Retail	Sq. Feet	Revenue	Revenue
2019	244	10	3,012,700	$ 11,279	3.4%
2020	224	13	4,192,100	12,848	3.9
2021	328	15	5,494,400	15,395	4.7
2022	396	22	10,023,900	21,563	6.6
2023	544	23	9,590,100	29,642	9.0
2024	284	13	5,194,300	15,863	4.8
2025	338	13	5,246,500	20,499	6.2
2026	313	4	4,631,100	15,664	4.8
2027	536	5	6,224,300	22,581	6.9
2028	336	13	8,825,300	21,835	6.6
2029	413	7	7,596,400	22,226	6.8
2030	164	14	3,512,900	16,909	5.2
2031	304	25	5,973,600	27,582	8.4
2032	92	4	3,113,500	11,987	3.7
2033	260	—	2,161,100	14,842	4.5
2034 - 2043	828	4	7,422,400	47,688	14.5
Totals	5,604	185	92,214,600	$ 328,403	100.0%

(1) This table sets forth the timing of remaining lease term expirations in our portfolio and their contribution to rental revenue for the quarter ended December 31, 2018. The lease expirations for leases under construction are based on the estimated date of completion of those projects. Excludes revenue of $68 from 99 expired leases, and $934 from sold properties at December 31, 2018. Leases on our multi-tenant properties are counted separately in the table above.

Q4 2018 Supplemental Operating & Financial Data 24

Earnings Guidance We estimate FFO per share for 2019 of $3.23 to $3.29. We estimate AFFO per share for 2019 of $3.25 to $3.31, an increase of 2% to 4% over 2018 AFFO per share of $3.19. Summarized below are approximate estimates of the key components of the company’s 2019 earnings guidance: 2019 Guidance Net income per share $1.36 to $1.42 Real estate depreciation and impairments per share $1.92 Gains on sales of properties per share ($0.05) FFO per share $3.23 to $3.29 AFFO per share $3.25 to $3.31 Same store rent growth 1.0% Occupancy 98% G&A expenses (% of revenues) (1) <5.0% Property expenses (non-reimbursable) (% of revenues) (1) 1.50% to 1.75% Acquisition volume $1.5 to $2.0 billion Disposition volume $75 to $100 million (1) Excludes tenant reimbursement revenue. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, tenant financial health, the availability of capital to finance planned growth, continued volatility and uncertainty in the credit markets and broader financial markets, property acquisitions and the timing of these acquisitions, charges for property impairments, and the outcome of any legal proceedings to which the company is a party, as described in the company’s filings with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this Supplemental Operating & Financial Data. The company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made. Q4 2018 Supplemental Operating & Financial Data 25

Analyst Coverage

REALTY INCOME
The Monthly Dividend Company®

Equity Research

Baird	RJ Milligan	rjmilligan@rwbaird.com	(813) 273-8252
	William Harman	wharman@rwbaird.com	(414) 298-2337
Bank of America Merrill Lynch	Joshua Dennerlein	joshua.dennerlein@baml.com	(646) 855-1681
BTIG	Michael Gorman	mgorman@btig.com	(212) 738-6138
	James Sullivan	jsullivan@btig.com	(212) 738-6139
Capital One	Chris Lucas	christopher.lucas@capitalone.com	(571) 633-8151
Citigroup	Michael Bilerman	michael.bilerman@citi.com	(212) 816-1383
	Christy McElroy	christy.mcelroy@citi.com	(212) 816-6981
D.A. Davidson	Barry Oxford	boxford@dadco.com	(212) 240-9871
Edward Jones	James Shanahan	jim.shanahan@edwardjones.com	(314) 515-5292
Goldman Sachs	Andrew Rosivach	andrew.rosivach@gs.com	(212) 902-2796
	Caitlin Burrows	caitlin.burrows@gs.com	(212) 902-4736
Green Street	Spenser Allaway	sallaway@greenstreetadvisors.com	(949) 640-8780
Janney Montgomery Scott	Robert Stevenson	robstevenson@janney.com	(646) 840-3217
J.P. Morgan	Anthony Paolone	anthony.paolone@jpmorgan.com	(212) 622-6682
	Nikita Bely	nikita.bely@jpmorgan.com	(212) 622-0695
Ladenburg Thalmann	John Massocca	jmassocca@ladenburg.com	(212) 409-2543
Mitsubishi UFG Securities (USA), Inc.	Karin Ford	karin.ford@mufgsecurities.com	(212) 405-7249
	Ryan Cybart	ryan.cybart@mufgsecurities.com	(212) 405-6591
Mizuho Securities USA, Inc.	Haendel St. Juste	haendel.st.juste@us.mizuho-sc.com	(212) 205-7860
Morgan Stanley	Vikram Malhotra	vikram.malhotra@morganstanley.com	(212) 761-7064
	Kevin Egan	kevin.egan@morganstanley.com	(212) 761-5028
Raymond James	Collin Mings	collin.mings@raymondjames.com	(727) 567-2585
	Paul Puryear	paul.puryear@raymondjames.com	(727) 567-2253
	Marnie Georges	marnie.georges@raymondjames.com	(727) 567-2638
RBC Capital Markets	Wes Golladay	wes.golladay@rbccm.com	(440) 715-2650
Scotiabank	Nicholas Yulico	nicholas.yulico@scotiabank.com	(212) 225-6904
	Greg McGinniss	greg.mcginniss@scotiabank.com	(212) 225-6906
Stifel	Simon Yarmak	yarmaks@stifel.com	(443) 224-1345
Wells Fargo	Todd Stender	todd.stender@wellsfargo.com	(562) 637-1371
	Philip DeFelice	philip.defelice@wellsfargo.com	(443) 263-6442
	Jason Belcher	jason.belcher@wellsfargo.com	(443) 462-7354

Realty Income is covered by the analysts at the firms listed above. This list may not be complete and is subject to change. Please note that any opinions, estimates or forecasts regarding Realty Income's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts of Realty Income or its management. Realty Income does not by its reference above or distribution imply, and expressly disclaims, any endorsement of or concurrence with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

Q4 2018 Supplemental Operating & Financial Data 26